UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2008

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Annual Incentive Awards

On January 28, 2008, the Corporate Personnel Committee of the Board of Directors of Freeport-McMoRan Copper & Gold Inc. (FCX) approved awards of restricted stock units to the executive officers of FCX as part of its annual incentive plan.  The awards were granted under the FCX 2006 Stock Incentive Plan.  The restricted stock units will vest ratably over a three-year period, provided the average return on investment for the five calendar years preceding the applicable vesting date is at least 6%.  The FCX executive officers received the following awards:  James R. Moffett, Chairman of the Board, received 173,505 restricted stock units; Richard C. Adkerson, President and Chief Executive Officer, received 173,505 restricted stock units; Kathleen L. Quirk, Executive Vice President, Chief Financial Officer and Treasurer, received 19,929 restricted stock units; and Michael J. Arnold, Executive Vice President and Chief Administrative Officer, received 19,929 restricted stock units.  These awards were in addition to the restricted stock units received by Messrs. Adkerson and Arnold and Ms. Quirk pursuant to their elections to receive restricted stock units in lieu of all (Mr. Adkerson) or a portion (Mr. Arnold and Ms. Quirk) of their annual cash bonus.  These awards will be detailed in the FCX Proxy Statement filed in connection with the 2008 annual meeting of the FCX stockholders.

Executive Employment Agreements

Effective January 29, 2008, FCX entered into executive employment agreements with each of Richard C. Adkerson, President and Chief Executive Officer of FCX, and Kathleen L. Quirk, Executive Vice President, Chief Financial Officer and Treasurer of FCX.  The agreements were approved by the Board of Directors of FCX.  These agreements supersede the executive employment agreement and the change of control agreement entered into between FCX and Mr. Adkerson dated April 30, 2001 and amended December 10, 2003, and the change of control agreement entered into between FCX and Ms. Quirk dated February 3, 2004.

The new agreements reflect the current base salary for each executive officer, namely $2,500,000 for Mr. Adkerson and $650,000 for Ms. Quirk, and provide that each executive officer is eligible to earn an annual bonus under FCX’s annual incentive plan.  The agreements also contain non-competition, nondisclosure and other provisions intended to protect FCX’s interests in the event that the executive officer ceases to be employed.

The original term of each agreement expires January 1, 2012, but will automatically extend for additional one-year terms unless prior written notice is given by the corporate personnel committee that it does not wish to extend the agreement.  In the event of a change of control of FCX, the agreements will expire on the later of January 1, 2012 or three years following the change of control.

Each executive also received a grant of restricted stock units on the effective date of the agreements.  Mr. Adkerson received 200,000 restricted stock units and Ms. Quirk received 75,000 restricted stock units.  One-fifth of the units vested immediately upon grant, and the remainder will vest in annual increments beginning January 1, 2009.  The restricted stock units will also vest upon a change of control of FCX, or upon the executive’s termination of employment as a result of death or disability only.

The other terms of both agreements are substantively similar to the terms of Mr. Adkerson’s prior executive employment agreement and change of control agreement and Ms. Quirk’s prior change of control agreement.  Pursuant to each new employment agreement, the executive will receive certain benefits in connection with a termination of employment under various scenarios, including a pro rata bonus payment based upon annualized performance measures in connection with a termination of employment for any reason other than termination by FCX for cause (as defined in the agreement) and continuation of insurance and welfare benefits for three years following a termination of employment for reasons other than cause, death or disability.  In the event either executive’s employment is terminated by the executive for good reason (as defined in the agreements) or by FCX for reasons other than death, disability or cause, the executive will also receive a cash payment equal to three times the sum of the executive’s base salary in effect at the time of termination of employment and the average of the bonuses paid to the executive for the immediately preceding three fiscal years, all outstanding stock options will vest, certain restricted stock units will vest, and all outstanding units under the FCX long term performance incentive plan will vest and be paid out.  The same provisions will apply in the event of a termination of employment following a change of control, except that the cash payment received by the executive in connection with a termination of employment by the executive for good reason or by FCX or the surviving company for reasons other than death, disability or cause, will be equal to three times the sum of the executive’s base salary in effect at the time of termination of employment and the highest bonus paid to the executive for the immediately preceding three fiscal years.  In addition, to the extent any payments related to a change of control exceed 110% of the Internal Revenue Code Section 280G limit, each executive will be entitled to a gross-up payment to cover any excise taxes due.

The foregoing summary of the terms of the respective executive employment agreements is not intended to be complete, and is qualified in its entirety by reference to the full text of the agreements.

Item 5.05  Amendments to the Registrant’s Code of Ethics; or Waiver of a Provision of the Code of Ethics.

On January 29, 2008, the Board of Directors of Freeport-McMoRan Copper & Gold Inc. (FCX) adopted The Principles of Business Conduct, which replaces in its entirety the Ethics and Business Conduct Policy adopted on February 4, 2003. The Principles of Business Conduct reaffirm and expand upon the Ethics and Business Conduct Policy, are applicable globally, and integrate separate policies that FCX has had in place. The Principles of Business Conduct apply to all directors, officers and employees of FCX.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  February 1, 2008